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                                                       CAPITAL ONE MASTER TRUST
                               TRUST EXCESS SPREAD ANALYSIS -        OCTOBER-00

 Card Trust                         COMT 96-1*     COMT 96-2      COMT 96-3     COMT 97-1*     COMT 97-2*      COMT 98-1
 Deal Size                            $845MM         $750MM        $500MM         $608MM         $502MM          $591MM
 Expected Maturity(Class A):         8/15/01        12/15/01       1/15/04       6/15/02        8/15/02         4/15/08

 ---------------------------------------------------------------------------------------------------------------------------
 Excess Spread:
       Portfolio Yield                22.17%         22.17%        22.17%         22.17%         22.17%          22.17%
        LESS:   (Wt Avg) Coupon        6.84%          6.78%         6.81%          6.71%          6.79%           6.40%
                SVC Fees               1.50%          1.50%         1.50%          1.50%          1.50%           1.50%
                Charge-Offs            2.56%          2.56%         2.56%          2.56%          2.56%           2.56%

 Excess Spread:    Oct-00             11.27%         11.33%        11.30%         11.40%         11.32%          11.71%
                   Sep-00             10.63%         10.68%        10.65%         10.75%         10.68%          10.98%
                   Aug-00             12.80%         12.85%        12.82%         12.80%         12.85%          13.15%
 3-Mo Avg Excess Spread               11.57%         11.62%        11.59%         11.65%         11.62%          11.95%
 ---------------------------------------------------------------------------------------------------------------------------

 Delinquents:   30 to 59 days          1.42%          1.42%         1.42%          1.42%          1.42%           1.42%
                60 to 89 days          0.86%          0.86%         0.86%          0.86%          0.86%           0.86%
                90+ days               1.63%          1.63%         1.63%          1.63%          1.63%           1.63%

 Monthly Payment Rate                 16.96%         16.96%        16.96%         16.96%         16.96%          16.96%


 Card Trust                             COMT 98-3*      COMT 98-4
 Deal Size                                $486MM         $750MM
 Expected Maturity(Class A):             08/16/01       11/15/03

 -------------------------------------------------------------------
 Excess Spread:
       Portfolio Yield                    22.17%         22.17%
        LESS:   (Wt Avg) Coupon            6.04%          5.76%
                SVC Fees                   1.50%          1.50%
                Charge-Offs                2.56%          2.56%

 Excess Spread:    Oct-00                 12.07%         12.35%
                   Sep-00                 11.16%         11.60%
                   Aug-00                 13.33%         13.77%
 3-Mo Avg Excess Spread                   12.19%         12.57%
 -------------------------------------------------------------------

 Delinquents:   30 to 59 days              1.42%          1.42%
                60 to 89 days              0.86%          0.86%
                90+ days                   1.63%          1.63%

 Monthly Payment Rate                     16.96%         16.96%





 Card Trust                         COMT 99-1      COMT 99-2      COMT 99-3     COMT 00-1      COMT 00-2       COMT 00-3
 Deal Size                            $625MM         $625MM        $500MM         $600MM         $750MM         $1000MM
 Expected Maturity(Class A):         05/15/04       05/15/02      07/15/06       02/17/03       06/15/05        08/15/07

 -----------------------------------------------------------------------------------------------------------------------------
 Excess Spread:
       Portfolio Yield                22.17%         22.17%        22.17%         22.17%         22.17%          22.17%
        LESS:   (Wt Avg) Coupon        6.76%          6.81%         6.93%          7.16%          6.76%           6.45%
                SVC Fees               1.50%          1.50%         1.50%          1.50%          2.00%           2.00%
                Charge-Offs            2.56%          2.56%         2.56%          2.56%          2.56%           2.56%

 Excess Spread:    Oct-00             11.35%         11.30%        11.18%         10.95%         10.85%          11.16%
                   Sep-00             10.72%         10.65%        10.56%         10.24%         10.14%          10.54%
                   Aug-00             12.89%         12.83%        12.73%         12.41%         12.31%          14.02%
 3-Mo Avg Excess Spread               11.65%         11.59%        11.49%         11.20%         11.10%          11.91%
 -----------------------------------------------------------------------------------------------------------------------------

 Delinquents:   30 to 59 days          1.42%          1.42%         1.42%          1.42%          1.42%           1.42%
                60 to 89 days          0.86%          0.86%         0.86%          0.86%          0.86%           0.86%
                90+ days               1.63%          1.63%         1.63%          1.63%          1.63%           1.63%

 Monthly Payment Rate                 16.96%         16.96%        16.96%         16.96%         16.96%          16.96%


 Card Trust                           COMT 00-4
 Deal Size                             $1200MM
 Expected Maturity(Class A):           10/17/05

 -------------------------------------------------
 Excess Spread:
       Portfolio Yield                  22.17%
        LESS:   (Wt Avg) Coupon          6.24%
                SVC Fees                 0.33%
                Charge-Offs              2.56%

 Excess Spread:    Oct-00               13.04%
                   Sep-00                N/A
                   Aug-00                N/A
 3-Mo Avg Excess Spread                  N/A
 -------------------------------------------------

 Delinquents:   30 to 59 days            1.42%
                60 to 89 days            0.86%
                90+ days                 1.63%

 Monthly Payment Rate                   16.96%


This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com
(Under "For Investors" section)

* Represents Non-US Denominated Transactions


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